Exhibit 10.11

                              ENGAGEMENT AGREEMENT

THIS AGREEMENT is made this 1ST day of DECEMBER, 2004 between MILLENIUM HOLDING GROUP, INC., 12 WINDING ROAD, HENDERSON, NEVADA, 89052, hereinafter known as "Client" and KMA Capital Partners, Ltd., hereinafter known as "Advisor".

WHEREAS, Client desires to retain Advisor under the terms and conditions set forth herein to provide various advisory services to Client and Advisor desires to provide those services to Client.

NOW THEREFORE, in consideration of the mutual terms and conditions contained herein, the parties hereto agree as follows:

1. Advisory Services to be Provided

Client hereby retains Advisor to consult with and advise Client regarding its business, business plan and contemplated business operations and, in particular, to provide those services set forth on the attached EXHIBIT A. Advisor shall advise the Client using its best efforts and shall assist the Client in preparing any materials that may be required in conjunction with any services provided.

Advisor has the right to refuse to perform any other services for Client other than those specifically set forth herein.

If required, Advisor will assist the Client in obtaining the services of any engineers, appraisers, attorneys, accountants or other professionals. The Client understands that any fee arrangements between the Client and such professionals shall be entered into between the Client and the professionals. Advisor shall not be responsible for the payment of those fees nor are those fees included in the fees payable to Advisor hereunder.

Client acknowledges that the employees of Advisor are not necessarily licensed attorneys or certified public accountants and, therefore, may not be authorized to provide legal or accounting advice.

Advisor will determine the method, details, and means of performing those services requested in EXHIBIT A.

Advisor may, at the Advisors' own expense, employ such assistants as Advisor deems necessary to perform the services required of Advisor by this Agreement. Advisor assumes full and sole responsibility for the payment of all compensation and expenses of these assistants and for all state and federal withholding taxes which may be applicable.

Advisor shall perform the services required by this Agreement at any place or location, and at such times, as Advisor shall determine. Advisor will supply all equipment and supplies required to perform the services under this Agreement. Advisor is not obliged to purchase or rent any equipment, supplies or services from the Client.


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2. Independent Contractor Status of Advisor

It is the express intention of the parties that in providing its services to the Client hereunder, Advisor is acting as an independent contractor and not as employee, agent, joint venture or partner of the Client. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Advisor or any employee or agent of Advisor. This Agreement is not exclusive. Advisor shall retain the right to perform services for other clients during the term of this Agreement. Advisor has no authority to bind or speak for the Client except as may be specifically requested and authorized in writing by the Client.

Because Advisor is not an employee of Client, Advisor shall be responsible for and shall fully discharge all federal, state and local taxes that may be due with respect to any payments made by Client to Advisor hereunder. Client will not withhold any taxes or unemployment or worker's compensation insurance contributions from Advisor's payments. All American clients shall be responsible for preparing and filing Form 1099 and other documents required by US Federal or State tax agencies as a consequence of payments made to Advisor.

3. Compensation to be paid to Advisor

In consideration of the services performed by Advisor as shown in EXHIBIT A, the Client agrees to pay Advisor the fees and payments specified in EXHIBIT B and any expenses listed in Section 4. Advisor shall submit invoices for all services rendered to the Client on a twice-monthly basis. The Client agrees to pay Advisor's invoices within 7 days of receipt, except as may be specified in EXHIBIT B. Any invoices not paid in full when due will bear interest at the rate of 15% per annum.

4. Payment of Advisor's Expenses

Client shall be responsible for all costs and expenses incidental to the performance of services for the Client, as set forth in EXHIBIT A, each attached hereto, including but not limited to, printing, postage, all costs of necessary equipment incurred by Advisor, all fees, fines, licenses, bonds or taxes required of or imposed against Advisor, any authorized travel and all other of Advisor's costs of doing business.

The Client shall not be responsible for any expenses incurred by Advisor in performing services for Client with exception of such expenses as are agreed to by the Client, in advance.

Advisor does not accept responsibility for the payment of any refundable or non-refundable deposits or prepayment that may be requested by any other service providers.

5. Indemnification By Advisor

Advisor shall indemnify and hold the Client harmless against any and all liability imposed or claimed, including attorney's fees and other legal expenses, arising directly or indirectly from any act or failure of Advisor and Advisor's assistants, employees or person or damage to any property.


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6. Cooperation to be Provided by Client

The Client agrees to comply with all reasonable requests of Advisor (and provide access to all related and respected documents) necessary for the performance of Advisor's duties under this Agreement. Accordingly, the Client agrees, at its expense, to furnish any authentication, information, documents, certificates, evidence, title insurance, plans and specifications, financial statements, projections, appraisals, mortgage insurance, or any other information that Advisor, or any financing source located by Advisor may require in connection with this Agreement or the services contemplated hereby. The Client understands that without full cooperation of the Client, its agents and or assigns, Client will prevent Advisor from performing in full accordance with this Agreement.

7. Advisor's Reliance Upon Information Provided by Client

The Client affirms that all assertions, statements and representations to be made or furnished to Advisor hereunder will be true and will be made with intent and purpose of influencing Advisor to act in accordance with the terms of this Agreement and to induce financing sources located by Advisor to provide financing to the Client. It is further understood that Advisor is under no obligation to verify any matter submitted to Advisor by the Client, and the truth or veracity of any such matter submitted by Advisor to prospective financing sources shall be the sole responsibility of the Client. The Client also agrees to hold Advisor, its officers, directors, employees and agents harmless from and against any, every and all claims which may hereinafter be made or asserted against Advisor, its officers, directors, employees or agents arising out of or resulting from any misrepresentations or omissions of facts by the Client, its agents or assigns to Advisor or whomsoever. The Client also agrees to promptly reimburse Advisor for all expenses incurred by Advisor as the result or any false, incomplete or misleading information provided by the Client or its agent to Advisor hereunder.

8. Conflicts and Confidentiality

It is understood that this Agreement is not exclusive and that Advisor provides similar services to other clients. It is agreed, however, that Advisor shall not provide similar services to any other client that can reasonably be viewed as conflicting in a direct and material way with Advisor's obligations to the Client.

Advisor agrees that it shall treat any and all information received from Client as confidential and shall not release such information nor communicate it to any third party without the prior permission of Client. Client also agrees to treat the relationship with Advisor and this Agreement as confidential and not to disclose it to any third party without the prior permission of Advisor unless such disclosure is required to be made pursuant to the regulations of a government agency or a Court of Law.

9. Confidential Information of Advisor

The Client hereby agrees and acknowledges that Advisor's sources and contracts are the foundation of Advisor's financial services. The Client fully agrees not to discuss or disclose the identity of any of Advisor's sources to any person and agrees not to communicate with those sources for any reason whatsoever, without Advisor's prior agreement. Furthermore, the Client agrees that its employees, agents or Advisors will not deal with any sources or agents introduced to Client by Advisor without using Advisor as their intermediary.


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In addition, the Client agrees to contact or transact business with sources referred to Client by Advisor only with the prior knowledge and consent of Advisor. This provision shall apply for each and every such contract or transaction within a period of three (3) years from the date hereof, unless released by Advisor. The Client shall make this Agreement a part of any request submitted as a result of Advisor's advice and referral. Any such resultant services shall not be consummated unless and until the fee to be paid to Advisor is allocated for payment to Advisor.

10. Equitable Relief

Because Advisor does not have an adequate remedy at law to protect its interest in its confidential information as described in Sections 8 and 9, including but not limited to, lists of sources of funds or clients, trade secrets, privileged, proprietary or confidential information and similar commercial assets, Advisor shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of this Agreement, be available to Advisor. In the event of such a breach, in addition to any other remedies, Advisor shall be entitled to receive from Client payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing and such provision.

11. Term

This Agreement will continue in effect until 1 December 2005, unless earlier terminated in accordance with the provisions of Section 12 of this Agreement. Sections 3, 4, 8 and 9 shall survive the termination of this Agreement.

12. Termination

This Agreement shall terminate automatically on the occurrence of any of the following events;

          bankruptcy or insolvency of either party;
          sale of the business of either party;
          or death of either party.

Should either party breach any of the material provisions of this Agreement, which breach shall not be cured within ten days after notice of that breach given by the other party, the non-breaching party may terminate this Agreement by giving written notification of termination to the breaching party.

Should Client fail to pay Advisor all or any part of the compensation set forth in Section 3 of this Agreement on the date due, Advisor, at the Advisor's option, may terminate this Agreement if the failure is not remedied by Client within 10 days from the payment due date.

13. Standard Terms, Conditions and Exhibits

The Parties agree that EXHIBIT C attached hereto on Standard Terms and Conditions are deemed part of this Agreement for all purposes as though fully set forth herein. Further, the Parties agree and acknowledge that any other Exhibits or Schedules that are made a


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part of this Agreement or provided in connections with this Agreement are deemed to be a part of this Agreement for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESS: ____________________________________


KMA Capital Partners, Ltd.


------------------------------------
Ellen M. Salisbury
General Partner

Its Address:

7380 Sand Lake Road, #500
Sand Lake Center IV
Orlando, Florida 32819

Company: Millenium Holding Group, Inc.


------------------------------------
By: Richard L. Ham
Its: President/CEO

Its Address:

12 Winding Road
Henderson, Nevada 89052
Ph: 702.492.7721
Fax: 702.492.7728


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EXHIBIT A

Initial Specific Services to be Provided by Advisor (indicated by "X"):

X    1. Strategic Planning Advisory Services

     Advisor will provide strategy planning services for corporate development of Millenium Holding Group, Inc. These services will include: a general evaluation of the business, its business plan, financials and proformas; consulting with client to help determine ultimate objectives and environmental constraints; structure, schedule and conduct strategy planning conference; proposing specific means of achieving objectives; other related services Advisor determines are necessary to effect a successful transaction; and consolidate results in an overall company strategic management document.

     Available Upon Request:

     Crisis Management

X    2. Financing Advisory Services

     Advisor will provide financial advisory services to structure financing for Millenium Holding Group, Inc. These services will include: document preparation, including revision of any existing/in use private placement documents (if necessary); providing support in due diligence preparation and disclosure; targeting, conferencing with and introduction of underwriter(s) and negotiation of terms of engagement for financing; and other related services Advisor determines are necessary to effect a successful transaction.

     Available Upon Request:

     Commercial Real Estate
     Purchase Order Financing
     Receivables Factoring
     Equipment Leasing
     Corporate Workout

X    3. Mergers and Acquisitions Advisory Services

     Advisor will conduct comprehensive search for join venture, merger, or acquisition targets or prospective buyers for liquidation of specific businesses of Millenium Holding Group, Inc. These services will include: identification of acquisition criteria and a preliminary review target companies or prospective buyers; advising client with regard to most suitable targets and/or buyers; pursuit of selected candidates to determine probability and type of transaction that may be concluded; conduct negotiations to conclusion; and other related services Advisor determines are necessary to effect a successful transaction.

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     4.   Financial Media and Publication Services (Media products are provided in conjunction with the above listed services.)

     Advisor will prepare and distribute financial media and publications identifying and portraying Millenium Holding Group, Inc. and conduct follow-up calls to recipients. Duration, format and quantity for (b): TO BE DETERMINED

N/A a) Postcard Brief: 4.25x5.5 postcard including brief company profile including ticker symbol, contact information and website (if available). (Lead time for the direct mail pieces is no less than two (2) weeks.)

     Duration -
     Quantity -

X b) Investor Fact Sheet/Company Newsletter: An 8.5x11 document giving the generic basics on the client company. It does not include analyst opinion or valuation. This item may be e-mailed, faxed, or mailed in a #10 envelope or via self-mailer. (Lead time for the direct mail pieces is no less than two (2) weeks.); and/or

     Duration -
     Format -
     Quantity -

X c) Corporate Report: Two page 8.5x11 document including company highlights, stock information and performance, plus an analyst's opinion. This item may be mailed in a #10 envelope or via self-mailer. (Lead time for the direct mail pieces is no less than two (2) weeks.); and/or

X d) CEO/CFO Interview: A set of 15 - 20 questions which the CEO or CFO of a featured company answers edited into the form of a media/publicity document highlighting the company, its status, and initiatives planned and underway. This item, typically accompanying either the Investor Fact Sheet/Company Newsletter or Corporate Report may be mailed in a #10 envelope or via self-mailer. (Lead time for the direct mail pieces is no less than two (2) weeks.)

N/A e) Sector Report (Available Upon Request ONLY per individual quote; billed separately): A two to four page 8.5x11 compilation of research reports produces on the top 24 or so corporation in a particular sector. It is done in black and white on slick paper. It is used as a basis of comparison for other clients/prospects on which we are doing reports.


                   [This section continued on following page.]

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     FINANCIAL MEDIA AND PUBLICATION SERVICE REQUIREMENTS

     Millenium Holding Group, Inc., or its agent, has completed, as required, the attached checklist before a final proposal will be executed.

     In utilizing our services, Millenium Holding Group, Inc will need to maintain consistent press releases throughout the duration of the media distribution. Millenium Holding Group, Inc will be required to provide KMA Capital Partners, Ltd. will the nature of these releases before they are issued.

     Millenium Holding Group, Inc will be required to make a website available to the financial community to coincide with the distribution of media. At a minimum, the site should contain the following: company description, company contact, company location, company phone number, company e-mail address.

N/A 5. Technology Review: Available Upon Request per individual quote (billed separately).

N/A 6. Website Development: Available Upon Request per individual quote (billed separately).



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EXHIBIT B

Engagement Fees:

     All engagement fees to KMA Capital Partners, Ltd. for services to be rendered, as specified in EXHIBIT A.

     Strategic Planning, Financing and Mergers and Acquisitions

          SEE SUCCESS FEES BELOW.

          For financing and merger and acquisition services, Client shall issue _N/A_ shares of 144 (Restricted) stock*. All 144 stock shall be transferred to an account designated by KMA Capital Partners, Ltd.

     Financial Media and Publications

          THIS SERVICE ONLY: $25,000 per month

          KMA Capital Partners, Ltd. requires that all clients PREPAY (on a monthly basis) for these services. Client will be required to PREPAY fees as indicated below.

          Cash payments shall be in either of the following forms: (1) wire transfer to an account designated by KMA Capital Partners, Ltd.; or
          (2) company checks, cashier's or certified check made payable to KMA Capital Partners, Ltd. Account information shall be available upon the execution of this Agreement.

          All common stock shall be transferred to an account designated by KMA Capital Partners, Ltd. Account information shall be available upon the execution of this Agreement.

          The total cost of services checked off in EXHIBIT A are payable as follows:

          Cash (only)                            $ N/A

          Cash and Common Stock*                 $10,000; $15,000 paid in
                                                 restricted (term: 3 months)
                                                 common stock (price based on
                                                 running 10-day average of the
                                                 closing price)

          Free Trading Common Stock (only)*      $ N/A (price based on running
                                                 10-day average)

Success Fees:

     1. In lieu of ENGAGEMENT FEES normally charged for services involving raising capital, acquiring companies or assets, merging with other businesses, selling businesses or similar transactions, the client shall reward KMA Capital Partners, Ltd. the following:

          a. 3% finder's fee on any capital raised; and

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          b. 3% on any acquisitions negotiated and closed by KMA Capital
          Partners, Ltd.; and

          c. 4.9% equity (one time).

     2. For services to be rendered in accordance with this Engagement Agreement with Millenium Holding Group, Inc., KMA Capital Partners, Ltd. also requires the following:

          a. Options/Warrants - 1) N/A


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EXHIBIT C

Standard Terms and Conditions

Time. Time is of the essence in this Agreement and the transactions contemplated by it.

Good faith and fair dealing. The parties agree this Agreement imposes an implied duty of good faith and fair dealing on all the respective obligations of the Parties.

Headings. The headings of Articles and paragraphs contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

Modification and Waiver. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

Counterparts & Facsimile. This Agreement and Exhibit may be executed simultaneously in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective heirs, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons not a party to this Agreement, nor shall any provision give any such third persons any right of subrogation or action over against any party to this Agreement.

Assignment. The Parties shall not assign or transfer their respective obligations under this Agreement. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors and permitted assigns, and any of their respective companies, subsidiaries, entities, agents, associates, partners, directors, officers, employees, and representatives.

Severability. To the extent any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

Attorneys' Fees. If legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation, in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred, including expert witness fees, in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to its principles of conflicts of laws.

Force Majeure. No party to this Agreement shall be responsible to the other party for nonperformance or delay in performance of the terms or conditions of


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this Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such party.

Authority. Both Parties acknowledge that by execution of this Agreement they have the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than the Parties are necessary in connection with this Agreement. The execution and delivery of this Agreement has been individually consented to in writing by all the disclosed individuals of each Party.

No Conflict with Prior Agreements. Both Parties acknowledge, warrant and agree that the execution of this Agreement, the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, do not and will not, conflict with, or constitute a default under any indenture, mortgage, deed of trust or other agreement (oral or written) or instrument to which the Parties are now a party, or the articles, (and any amendments thereto) or bylaws of Parties, or any law, order, rule or regulations, injunction, or decree or any government agency or court, domestic or foreign, having jurisdiction over the Parties or their respective businesses or properties.

Entire Agreement. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Advisor to the Client and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to the Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any parties, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change the address by written notice in accordance with this Section. Notice delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

If to:            KMA Capital Partners, Ltd.
                  ATTN: Ellen M. Salisbury, General Partner
                  7380 Sand Lake Road #500, Sand Lake Center IV
                  Orlando, Florida 32819
                  Fax: 270.675.5103

If to:            Millenium Holding Group, Inc.
                  Attn: Richard L. Ham, President/CEO
                  12 Winding Road
                  Henderson, Nevada 89052
                  Fax: 702.492.7728


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